Cooperation Agreement

February, 2016

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd

Party B: China Construction Bank Corporation, Shanghai 2nd Branch

To further develop a good cooperative relationship, Party A and Party B, based on the principle of “long-term cooperation, inter-dependency, co-creating value and common development”, reach the following agreement on their cooperation through full negotiation, and promise to strictly comply with each term of the agreement, performing their own obligations.

Article 1 Two sides agree to establish a long-term business partnership.

Two sides respectively regard the other side as one of most important customers. Party B is an important leading bank of Party A’s financial business, under the premise of national laws, regulations and financial policies, Party B shall give priority to provide all-around, high quality, efficient, preferential and personalized financial service and support for Party and its subordinate units, fully cooperating with Party A to accelerate the development and establishment of Internet finance.

Party A and Party B will take their own advantages to positively and effectively promote the implementation of the cooperation agreement, establishing a long-term business partnership.

This agreement is only a framework agreement, for rights and obligations of specific business involved under the agreement, the specific agreement separately signed by Party A and Party B shall be prevail.

Article 2 Party B will provide all-around financial service for Party A according to the agreement, including but not limited to:

(1) Funds management service

Party B can provide cash management service system, online banking and other technical platforms, and operating in combination with various fund settlement and management means, it assists Party A strengthening funds management and increasing overall efficiency of fund operation, meanwhile, Party B provides financial service according to the features of Party A’s funds using, actively offering financing scheme to realize fund appreciation.

(2) Account management service

According to the requirement of Party A’s funds management, Party B can open multiple general deposit accounts in Party B for Party A, but only allow the person who is authorized and filed in Party B to handle payment settlement business within scope of authority, making sure safety and legal compliance of accounts using.

(3) Funds reconciliation service

Party B can regularly provide the records of payment settlement and balance statement for Party A, and provide query service of account information and balance by opening telephone banking, on-line banking, SMS Bank and other channels.

(4) Entrusted loan service

Within the scope of policy, Party B can provide entrusted loan services according to the requirements of Party A, the service contents contain the performance of entrusted grant, assistance of supervision of using, assistance of recycling and other responsibilities.

(5) Financial policy consulting services

As Internet financial enterprise, business innovation and product development of Party A is an regular action, while as traditional financial enterprise, Party B can provide Party A with training support of financial products and operating management, on this basis, it also can conduct product innovation and promotion within the scope of supervisory policy.

(6) Account items of risk margin of Party A’s platform

Party A opens a general account with Party B, using it as the specified account of risk margin of platform business. Party A makes sure to operate the risk margin under the premise of legal compliance and legality. (including the payment, refund and interest settlement of the risk margin of cooperative institution, for example, economic dispute caused as a result of the margin between Party A and platform business shall be borne by Party A and has nothing to do with Party B.

(7) Fund settlement service of platform

In order to support Internet platform business, if Party A actually enters into listing process (including list in domestic and aboard market), Party B shall positively provide custody business of fund settlement of account to Party A’s Internet financial platform business.

Article 3 Party A will, according to the agreement of both sides, give priority to select Party B’s products and services, including but not limited to:

(1) Give priority to select Party B as main settlement bank on equal conditions, give priority to select Party B as main administering bank of fund collection, account supervision, funds management and other business, and to select to use Party B’s cash management system and fund settlement network.

(2) Give priority to select Party B as one of main administering banks for corporate finance, enterprise annuity and business on equal conditions.

Article 4 Confidentiality Clause

If Party A and Party B gain related business information, data, financial data, product information and others that has not been formally announced to public, they shall strictly keep them confidential. Without written consent in advance, either party at any time shall not disclose the above information to any other party beyond Party A and Party B, unless otherwise prescribed in laws or regulations.

Article 5 Coordination and communication

On the premise of keeping commercial secrets for each other, senior managers of both sides shall communicate regularly, enhancing the intercommunication, and actively solving the potential disputes arising from implementing this agreement or other agreements that are entered into for the purpose of implementing this agreement.

Article 6 Settlement of disputes

After the agreement takes effect, each party shall notify and supervise the belonged institution to perform it carefully. In the process of performing, in the event of disputes or modification and supplement for related terms of agreement, both sides shall solve it through friendly negotiation with the principle of mutual benefit, mutual understanding and mutual accommodation. If the negotiation fails, both sides agree to submit the dispute to the court where Party B is located.

Article 7 Validity and term of validity of agreement

The agreement will come into force upon signature and official seal of the authorized signatory.

The term of validity of the agreement is one year from the effective date of the agreement. Within the validity of agreement, Party B has right to unilaterally terminate the agreement, and the agreement may be terminated upon Party A receives the written notice sent by Party B.

After termination of the agreement, the agreement on responsibility of confidentiality, responsibility for breach of contract and settlement of dispute remain valid.

Article 8 the agreement is in quadruplicate, with Party A and Party B holding 2 copies respectively.

Party A(official seal): Benefactum Alliance Business Consultant(Beijing) Co., Ltd

Legal representative (principal) or authorized agent:
Date Month Year

Party B(official seal): China Construction Bank Corporation, Shanghai 2nd Branch

Legal representative (principal) or authorized agent:
Date Month Year